SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 7, 2018

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

On March 10, 2017, Zion Oil & Gas, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) the prospectus supplement dated as of March 10, 2017 and accompanying base prospectus dated February 23, 2017 (collectively, the “Prospectus”) relating to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan” or “DSPP”). The Prospectus forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-216191), as amended, which was declared effective by the SEC on March 10, 2017 (the “Registration Statement”).

An Amendment No. 5 to the Prospectus Supplement is being filed on December 7, 2018. This Amendment No. 5 to Prospectus Supplement amends the Prospectus Supplement. This Amendment No. 5 to Prospectus Supplement should be read in conjunction with the Original Prospectus Supplement and the base Prospectus effective March 10, 2017. This Amendment No. 5 is incorporated by reference into the Original Prospectus Supplement. This Amendment No. 5 is not complete without, and may not be delivered or utilized except in connection with, the Original Prospectus Supplement, including any amendments or supplements thereto.

Amendment No. 5 - New Unit Option under the Unit Program

Under the Plan, the Company is offering a new Unit Option Program. The Unit Program will now consist of a new combination of common stock and warrants, a new time period and a new unit price, but otherwise the same Unit Program features, conditions and terms in the Prospectus Supplement apply.  The Company’s new Unit Option Program begins December 10, 2018 and terminates January 23, 2019. This new Unit Option Program enables participants to purchase Units of our securities where each Unit (priced at $250.00 each) is comprised of (i) two hundred and fifty (250) shares of Common Stock and (ii) Common Stock purchase warrants to purchase an additional two hundred and fifty (250) shares of Common Stock. The participant’s Plan account will be credited with the number of shares of the Company’s Common Stock and warrants that are acquired under the Units purchased. Each warrant affords the participant the opportunity to purchase one share of the Company’s Common Stock at a warrant exercise price of $0.01. For Plan participants who enroll into the Unit Program with the purchase of at least one Unit and also enroll in the separate Automatic Monthly Investments (“AMI”) program at a minimum of $50.00 per month or more, will receive an additional fifty (50) Warrants at an exercise price of $0.01 during this Unit Option Program. The fifty (50) additional warrants are for enrolling into the AMI program. Existing subscribers to the AMI are entitled to the additional fifty (50) warrants, if they purchase at least one (1) Unit.

Checks, bank wire payments, or electronic bank payments for purchases received by the Plan Agent, or at the offices of the Company, before 4 p.m. (EST) on a business day generally will be recorded as purchased on the same business day (the “Purchase Date”). Checks, bank wire payments, or electronic bank payments for purchases received by the Plan Agent, or at the offices of Company, after 4 p.m. (EST) on a business day generally will be recorded as purchased on the next business day for the Purchase Date. Electronic bank payments are treated as received and recorded on the date of receipt of the funds into the Plan Agent’s or the Company’s bank account. Under the AMI program, all optional cash payments will be invested in our Common Stock on the 20th day of each calendar month and if such day falls on a holiday or a weekend, then on the next trading day.

The warrant shall have the company notation of “ZNWAK.” The warrants will not be registered in the NASDAQ Stock Market or any other stock market. All warrants will first become exercisable on February 25, 2019, which is the first trading day after the 31st day following the Unit Option Termination Date (i.e., on January 23, 2019) and continue to be exercisable through February 25, 2020 (1 year) at a per share exercise price of $0.01. The Unit is priced at $250.00 per Unit and no change will be made to the warrant exercise price of $0.01 per share.

Accordingly, all references in the Original Prospectus Supplement, concerning the Unit Option continue, except for the substitution of the new Unit Option terms above. All other Plan features, conditions and terms remain unchanged.

Warrant Agent Agreement

Effective December 7, 2018, the Company executed a Warrant Agent Agreement with AST as the Warrant Agent, Exhibit 4.10, below, for the warrant notated as ZNWAK under the Unit Option Program beginning December 10, 2018 as described under Amendment No. 5.

The Company is filing the items included in Exhibits 4.9 and 4.10 to this Current Report on Form 8-K, each of which relates to the above Registration Statement, for the purpose of incorporating such items as exhibits to the Registration Statement for the DSPP Unit Option Program beginning December 10, 2018.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.9 -	Form of Warrant included in the Unit Option Program (new warrant ZNWAK), Annex B under the Prospectus Supplement

Exhibit 4.10 -	Warrant Agent Agreement effective December 7, 2018 between Zion Oil & Gas, Inc. and American Stock Transfer & Trust Company, LLC, as Warrant Agent

Exhibit 99.1 -	Press release dated December 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil & Gas, Inc.

Date: December 7, 2018	By:	/s/ Dustin L. Guinn
Dustin L. Guinn
Executive Vice-Chairman/Chief Executive Officer

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